Exhibit 99.1

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)

(Amounts in thousands)
	Six Months Ended June 30, 2012
		Wireline Segment
	Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Totals
Revenues
Wireless	$59,804	12,893	1,454	-	14,347	74,151
Data	-	41,972	69,441	40,746	152,159	152,159
Video	-	58,257	6,356	-	64,613	64,613
Voice	-	21,659	24,483	10,946	57,088	57,088
Total	59,804	134,781	101,734	51,692	288,207	348,011

Cost of goods sold	26,541	37,799	38,276	12,317	88,392	114,933

Contribution	33,263	96,982	63,458	39,375	199,815	233,078

Less SG&A	7,728	63,302	31,199	20,801	115,302	123,030
Less other expense	-	-	-	47	47	47
EBITDA	25,535	33,680	32,259	18,527	84,466	110,001

Add share-based compensation	-	1,236	895	464	2,595	2,595
Add accretion	128	107	69	36	212	340
Add loss from noncontrolling interests	-	-	-	354	354	354
Add non-cash contribution	-	491	306	163	960	960
Adjusted EBITDA	$25,663	35,514	33,529	19,544	88,587	114,250